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EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in this Registration Statement on Form SB-2, amendment No. 3, of our report dated June 11, 2003, relating to the financial statements of Express Systems Corporation as of March 31, 2003 and for the years ended March 31, 2003, 2002 and the period from inception (July 9, 1998) through March 31, 2003, and to the reference to our Firm under the captions "Selected Financial Data" and "Experts" in the Prospectus.


                                                        /s/ SPICER JEFFRIES LLP

Denver, Colorado
February 11, 2004